Report of Independent
Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of
Federated Stock and Bond Fund

In planning and performing
our audit of the financial
statements of Federated Stock
 and Bond
Fund (the "Fund") as of and
for the year ended November 30, 2010,
in accordance with the
standards of the Public
Company Accounting Oversight
Board (United States), we considered
 the
Fund's internal control over
financial reporting, including
controls over safeguarding securities,
as a basis for designing our
auditing procedures for the
purpose of expressing our
opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for the purpose
of expressing an opinion on
the effectiveness of the Fund's
internal control over financial
reporting. Accordingly, we
 express no such opinion.

Management of the Fund is
responsible for establishing
and maintaining effective internal
 control
over financial reporting.
In fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs
of controls. A company's internal
control over financial reporting is
 a process designed to provide
reasonable
assurance regarding
the reliability of financial reporting
and the preparation of financial
statements
for external
purposes in accordance with generally
accepted accounting principles.
A company's
internal
control over financial reporting
includes those policies and procedures
that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
 in accordance with generally
accepted accounting principles,
and that receipts and expenditures
 of the company are being made
in accordance with authorizations
of management and directors of the
company; and (3) provide
reasonable assurance regarding
prevention or timely detection of
the unauthorized acquisition,
use, or disposition of the company's
assets that could have a material
affect on the financial
statements.

Because of its inherent limitations,
internal control over financial reporting
 may not prevent or
detect misstatements. Also, projections
of any evaluation of effectiveness to
future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that
the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal course
of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a
deficiency, or a combination of
deficiencies, in internal control
over financial reporting, such that
there is a reasonable possibility
that a material misstatement of the
Fund's annual or interim
financial statements will not be
 prevented or detected on a timely
 basis.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
 paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public
Company Accounting Oversight Board
(United States). However, we
noted no deficiencies in the
Fund's internal control over
financial reporting and its
operation, including controls
over
safeguarding securities that
we consider to be a material
weakness as defined above as of
November 30, 2010.

This report is intended solely
for the information and use of
management and the Board of
Trustees of Federated Stock and
Bond Fund and the Securities and
Exchange Commission and is
not intended to be and should
not be used by anyone other than
those specified parties.



Boston, Massachusetts
January 25, 2011